AMENDED AND RESTATED
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Retek Inc.
Pursuant to the Amended and Restated Offer to Purchase
Dated March 23, 2005
of
Ruby Merger Corp.
a wholly owned subsidiary of
Oracle Corporation
         This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Retek Inc. and any other documents required by the Amended and Restated Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary. See “The Offer — Section 3” of the Amended and Restated Offer to Purchase.
The Depositary for the Offer is:
EquiServe Trust Company, N.A.

By Mail:	By Overnight Mail:	By Hand:
EquiServe Trust Company, N.A. c/o Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	EquiServe Trust Company, N.A. 66 Brooks Drive Braintree, MA 02184	EquiServe Trust Company, N.A. c/o Corporate Actions 17 Battery Park Place, 11th Floor New York, NY 10004
By Facsimile:
(781) 575-2901
Confirm Facsimile
Transmission:
(By Telephone Only)
(781) 575-3816
DELIVERY OF THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This Amended and Restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Amended and Restated Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended and Restated Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
      The undersigned hereby tenders to Ruby Merger Corp. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Oracle Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated March 23, 2005 and the related Amended and Restated Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,                                shares of common stock, par value $0.01 per share ( the “Shares”), of Retek Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer: Name of Tendering Institution	(Zip Code)

(Area Code and Telephone Number)

Account Number
GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Amended and Restated Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)
Dated                                         , 2005.